UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2016

NEOTHETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9171 Towne Centre Drive, Suite 270, San Diego, CA 92122

(Address of principal executive offices, with zip code)

(858) 750-1008

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02Termination of a Material Definitive Agreement.

On September 23, 2016, Neothetics, Inc. (the “Company”) repaid in full the entire outstanding balance of $4.0 million under its Loan and Security Agreement, as amended (the “Loan Agreement”) with the banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, the “Lender”) and Hercules Capital, Inc., in its capacity as administrative agent for itself and the Lender. In connection with the repayment of the loan, the Company also paid to the Lender $445,111 as payment in full of outstanding interest, the prepayment fee and final payment fees required under the Loan Agreement. The Company no longer has any obligations under the Loan Agreement (other than inchoate indemnity obligations which survive the termination of the Loan Agreement), and there are no further encumbrances on the Company’s assets under the Loan Agreement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOTHETICS, INC.

Date: September 23, 2016	By:/s/ Susan A. Knudson

Susan A. Knudson

Chief Financial Officer